UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2021

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

521 West 57th Street, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 765-5500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
6.00% Tangible Equity Units	IFFT	New York Stock Exchange
0.500% Senior Notes due 2021	IFF 21	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is an amendment to the Current Report on Form 8-K of International Flavors & Fragrances Inc. filed on September 16, 2021 to correct a ministerial error in the item number. No disclosure other than the item number was changed.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2021, International Flavors & Fragrances Inc. (the “Company”) announced Mr. Rustom Jilla, who is currently the Executive Vice President, Chief Financial Officer of International Flavors & Fragrances Inc. (“IFF” or the “Company”), will leave the Company, effective October 30, 2021. Mr. Jilla’s departure will be treated as a qualifying event for purposes of IFF’s executive severance policy. Mr. Jilla will continue to serve as Executive Vice President after September 27, 2021 and will assist with the transition.

The Company has also announced that Mr. Glenn Richter has been appointed Executive Vice President, Chief Financial Officer, effective September 27, 2021.

Mr. Richter, 59, served in various positions at TIAA from 2015 through his departure in July 2021. Most recently, Mr. Richter served as Senior Executive Vice President, Chief Financial Officer of TIAA, where he helped guide the company through the global pandemic, oversaw a multi-billion strategic transformation and led the integration of Nuveen. Prior to that, Mr. Richter held various positions at TIAA including Chief Administrative Officer. Prior to joining TIAA in 2015, Mr. Richter worked for Nuveen Investments as Chief Operating Officer and Chief Administrative Officer helping lead the integration of multiple businesses and the financial transformation of the business through the 2008 financial crisis. Before joining Nuveen Investments in 2006, he served as Executive Vice President, Chief Financial Officer for RR Donnelley & Sons, and prior to that was Executive Vice President & Chief Financial Officer of Sears, Roebuck and Co. and Chairman of Sears Canada, a publicly-traded affiliate. Earlier in his career, Mr. Richter held several finance and strategy leadership roles at Dade Behring and PepsiCo Frito-Lay and began his career as a strategy consultant at McKinsey & Company. Mr. Richter received his bachelor’s degree in business administration from George Washington University and his M.B.A. from Duke University.

In connection with Mr. Richter’s appointment, the Compensation Committee of the Board of Directors (“the Committee”) approved a base salary of $750,000, an annual bonus target of 90% of Mr. Richter’s base salary, a long-term incentive plan grant with a target grant date fair value of $938,000, which shall be pro-rated for the current long-term incentive plan cycle, and, for the Company’s normal 2022 annual compensation cycle, long-term incentive awards with a total target grant date fair value of $2,200,000. In addition, the Committee has agreed to a one-time sign-on grant of restricted stock units with an aggregate grant date fair value equal to $5,000,000.

There is no arrangement or understanding between Mr. Richter and any other person pursuant to which Mr. Richter has been appointed as the Company’s Chief Financial Officer. There are no family relationships between Mr. Richter and any of the Company’s directors or executive officers, and Mr. Richter is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Nanci Prado
Name:	Nanci Prado
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated:	September 20, 2021